UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 14, 2013

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices) (Zip Code)

(412) 304-0304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 14, 2013, TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), issued a press release announcing the closing of its previously announced initial public offering of its capital stock (the “Offering”), including the exercise and simultaneous closing of the over-allotment option granted to the underwriters by the Company. A copy of the May 14, 2013 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 14, 2013 announcing the consummation of the Offering.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

Date: May 14, 2013	By:	/s/ James F. Getz
	Name:	James F. Getz
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 14, 2013 announcing the consummation of the Offering.